Exhibit 10.21

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective this 1st day of January, 2010, by and between NXT Nutritionals Holdings, Inc., (the "Company"), and Richard M. Jordan (the "Executive") (collectively, the “Parties”).

WHEREAS, the Company is a publicly traded company engaged in the sale and marketing of healthier food products with its shares of common stock quoted on the OTC Bulletin Board; and

WHEREAS, the Company employs the Executive as Executive Vice President and General Manager and wishes to enter into this Agreement and the Executive is willing to accept employment subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.       Employment.

(a) Position and Duties.

(i)   Subject to the terms and conditions hereof, the Company hereby employs the Executive during the term of employment set forth in Section 2 to serve as Executive Vice President and General Manager of the Company. The Executive shall be responsible for the sales activities of the Company, including sales and management of the Company’s broker network, and to perform such other services and duties as are normally and customarily associated with such position as well as such other associated duties as the board of directors of the Company (the “Board”) shall determine. The Executive shall report directly to the Chief Executive Officer of the Company. The Executive shall obey the lawful direction of the Chief Executive Officer and shall use his diligent efforts to promote the interests of the Company and to maintain and promote the reputation thereof.

(ii)    During the Employment Term set forth in Section 2 hereof, the Executive shall use his best efforts to perform his duties under this Agreement and shall devote such time, energy and skill as is necessary in the performance of his duties with the Company. The Executive will not, unless as a representative of the Company or with consent in writing of the Board, be directly or indirectly engaged or concerned in any other business activities. Notwithstanding the foregoing provisions, the Executive is not prohibited from (A) serving on the boards of directors or advisory committees of the companies listed on Exhibit A hereto; (B) participating in charitable, civic, educational, professional or community affairs or serving on the board of directors or advisory committees of non-profit entities; and (C) managing his and his family’s personal investments, in each case, provided that such activities in the aggregate do not materially interfere with his duties hereunder.  Company agrees that the Executive’s other activities will not and do not impede his ability to perform his role under this Agreement.

2.   Employment Term. Subject to Section 5 herein, the term of employment of the Executive under this Agreement shall start on January 1, 2010 and end on December 31, 2012 (the “Initial Employment Term”). Subject to Section 5 herein, at the end of the Initial Employment Term this Agreement shall be automatically extended for an additional one-year period (the “Additional Term”) unless either party to this Agreement elects not to extend this Agreement with a written notice at least 30 days prior to the expiration of the Additional Term. The Initial Term and any Additional Term shall be referred to herein as the "Employment Term."

3.   Compensation.

(a)   Base Salary.  In consideration of the services to be rendered hereunder, the Company hereby agrees to pay the Executive a monthly-based compensation of Nine Thousand Five Hundred ($9,500) Dollars payable in equal biweekly installments (the “Biweekly Installment”).

(b)   Bonus Compensation.  Executive shall also be entitled to participate in Company’s “Bonus Compensation Program,” as such Program shall be updated and amended from time to time by the Board.  Subject to the approval of the Board, Executive shall be entitled to an annual bonus payment of up to ONE-HUNDRED (100%) PERCENT of his annual Base Salary.   The conditions under which such Bonus is payable is set forth in the Bonus Compensation Program.

(c)   Stock Compensation. Subject to the terms and conditions provided in this Agreement and the Restricted Stock Award Agreement by and between the Company and the Executive, the Company hereby agrees to grant the Executive restricted stock awards (the “Stock Awards”) as follows:

(i)   During the first year of the Initial Employment Term, the Company shall grant the Executive on or before March 1, 2010 (i) Two Hundred Fifty Thousand (250,000) shares of the Company’s common stock (the “Common Stock”), of which 25,000 shall fully vest on August 1, 2010 and an additional 25,000 shares shall fully vest on the first day of each calendar month thereafter; (ii) One Hundred Eighty Thousand shares of Common Stock which shall vest on December 31, 2010.

(ii)   During the second year of the Employment Term, the Company shall grant the Executive on or before January 1, 2011 180,000 shares of Common Stock which shall fully vest on December 31, 2011.

(iii)   During the third year of the Employment Term, the Company shall grant the Executive on or about January 1, 2012 180,000 shares of Common Stock which shall fully vest on December 31, 2012.

Prior to December 1, 2011, the Stock Awards granted to the Executive shall be subject to a resale restriction as follows: (A) no more than 40,000 shares of the Stock Award may be sold in any one month period and (B) no more than 10,000 shares of the Stock Award may be sold on any day during the Employment Term.  After that date, there will be no resale restriction imposed on Executive.  In the event of a Change of Control (defined below) of the Company, this resale restriction shall no longer be in effect.

(d)   Stock Options.  In addition to the Stock Awards, the Executive shall also be eligible to participate in and to receive annual stock options pursuant to Company’s Equity Incentive Plan in such amount as determined by the Board at a level commensurate with the Executive’s position with the Company.

4.   Benefits.

(a)   Benefit Plans.  The Executive shall be eligible to participate in any Executive benefit plan of the Company, including, but not limited to, equity, pension, thrift, profit sharing, medical coverage, education, or other retirement benefits that the Company has adopted or may adopt, maintain or contribute to the benefit of its senior executives, at a level commensurate with the Executive’s positions, subject to satisfying the applicable eligibility requirements. The Company may at any time or from time to time amend, modify, suspend or terminate any employee benefit plan, program or arrangement for any reason in its sole discretion.

(b)   Vacation and Holidays.  The Executive shall be entitled to an annual paid vacation in accordance with the Company's policy applicable to senior executives from time to time in effect, but in no event less than three (3) weeks per calendar year (as prorated for partial years), which vacation may be taken at such times as the Executive elects with due regard to the needs of the Company.  The Executive shall also be entitled to paid Holidays and sick days in accordance with the policy of the Company. The carry-over of vacation days shall be in accordance with the Company's policy applicable to senior executives from time to time in effect.

(c)   Business and Entertainment Expenses. Upon presentation of appropriate documentation, the Executive shall be reimbursed for all reasonable and necessary business and entertainment expenses incurred in connection with the performance of his duties hereunder, all in accordance with the Company's expense reimbursement policy applicable to senior executives from time to time in effect.

(d)   Automobile Allowance. Executive shall be entitled to an automobile allowance in the amount of $500.00 per month during the term of this Agreement, which shall be paid on the first day of each calendar month.

5.   Termination. Executive’s employment and the Employment Term shall terminate on the first of the following to occur:

(a)   Disability. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Term (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 9 of this Agreement of its intention to terminate the Executive Employment. In such event, the Executive’s employment shall terminate effective on the thirtieth (30th) day following receipt of such notice by the Executive, provided that within 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, "Disability" shall mean a determination  by the Company in accordance with applicable law that due to a physical or mental injury, infirmity or incapacity, the Executive is unable to perform the essential functions of his job with or without accommodation for 180 days (whether or not consecutive) during any 12-month period.

(b)   Death.  The Executive’s employment shall automatically terminate on the date of death of the Executive during the Employment Term.

(c)   Cause.  The Company may immediately terminate the Executive’s employment upon written notice of termination by the Company to the Executive for Cause. "Cause" shall mean, as determined by the Board (or its designee) (1) conduct by the Executive in connection with his employment duties or responsibilities that is fraudulent, unlawful or grossly negligent; (2) the willful misconduct of the Executive; (3) the willful and continued failure of the Executive to perform the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness); (4) the commission by the Executive of any felony or any crime involving moral turpitude; (5) violation of any material policy of the Company or any material provision of the Company's code of conduct, employee handbook or similar documents; or (6) any material breach by the Executive of any provision of this Agreement or any other written agreement entered into by the Executive with the Company.

(d)   Termination other than for Cause. The Company shall have the right to terminate the Executive's employment hereunder for any reason at any time, including for any reason that does not constitute Cause, subject to the consequences of such termination as set forth in this Agreement.

(e)   Resignation for Good Reason. The Executive may voluntarily terminate his employment hereunder for Good Reason on the 60th day after the delivery of a written notice to the Company. For the purpose of this Agreement, “Good Reason” shall mean:

(i)   the assignment of the Executive to a position in which the Executive’s authority, duties and responsibilities are materially diminished from the authority, duties or responsibilities as contemplated by Section 1 of this Agreement or any other  action taken by the Company or its affiliated companies which results in a material , diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedies by the Company promptly after receipt of notice thereof given by the Executive;

(ii)    any failure by the Company or its affiliated companies to comply with any of the provisions of Section 3 and 4 of this Agreement, other than an isolated, insubstantial and inadvertent  failure not occurring in bad faith and which is remedies by the Company promptly after receipt of notice thereof given by the Executive;

(iii)   any material change in the Executive's reporting responsibilities;

However,  in no event shall the Executive be considered to have  terminated  his employment  for "Good  Reason"  unless and until the  Company  receives  written notice from the Executive identifying in reasonable detail the acts or omissions constituting  "Good Reason" and the provision of this Agreement relied upon, and such  acts  or  omissions  are  not  cured  by the  Company  to  the  reasonable satisfaction  of the Executive  within 30 days of the Company's  receipt of such notice.

                  (f)   Resignation other than for Good Reason. The Executive may voluntarily terminate his employment hereunder for any reason other than Good Reason on the 60th day after the delivery a written notice to the Company.

6.   Consequences of Termination.

(a)   Disability.  Upon termination of the Employment Term because of the Executive's Disability, the Company shall pay or provide to the Executive (1) any unpaid Base Salary and any accrued vacation and holidays through the date of termination; (2) the Deferred Salary set forth in Section 3.1 hereof earned and accrued as of the date of termination; (3) any unpaid bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (4) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (5) all other payments or benefits to which the Executive may be entitled under the terms of any applicable employee benefit plan, including medical benefits, program or arrangement (collectively, the “Accrued Benefits”). In addition, all granted but unvested Stock Awards, as well as any ungranted Stock Awards that would have granted in the calendar year in which the Executive was terminated, shall become immediately fully vested.

(b)   Death.  Upon the termination of the Employment Term because of the Executive's death, the Executive's estate shall be entitled to any Accrued Benefits. In addition, all granted but unvested Stock Awards shall become immediately fully vested.

(c)   Termination for Cause. Upon the termination of the Employment Term by the Company for cause or by either party in connection with a failure to renew this Agreement, the Company shall pay to the Executive any Accrued Benefits.

(d)   Termination without Cause. Upon the termination of the Employment Term by the Company without Cause, the Company shall pay or provide to the Executive the Accrued Benefits plus additional one (1) year of Base Salary, Stock Award and medical benefits pursuant to Section 3 and 4 of this  Agreement.

(e)   Resignation for Good Reason. In the event the Executive voluntarily terminates his employment hereunder for Good Reason,  the Company shall pay or provide to the Executive the Accrued Benefits plus additional one (1) year of Base Salary, Stock Award and medical benefits pursuant to Section 3 and 4 of this  Agreement.

(f)   Resignation other than for Good Reason. In the event the Executive voluntarily terminates his employment hereunder other than for Good Reason, the Company shall pay or provide to the Executive any Accrued Benefits.

7.   Change in Control.  If In the event of a Change in Control, as defined below, (i) the Company shall pay to the Executive any unpaid Bonus Compensation as set forth in Section 3 (b) herein, and (ii) all Stock Awards set forth in Section 3(c) herein that Executive would have been entitled to receive through the expiration of the Employment Term, whether or not issued as of the date of the Change in Control.  Such Stock Award shall be fully vested as of the date of the Change in Control.

For the purpose of this Agreement, a “Change in Control" shall be deemed to have occurred if, during the term of this Agreement: (i) the beneficial ownership of at least 50% of the Company's voting securities or all or substantially all of the assets of the Company shall have been acquired, directly or indirectly by a single person or a group of affiliated persons, other than the Executive or a group in which the Executive is a member, or (ii) as the result of or in connection with any cash tender offer, exchange offer, sale of assets, merger, consolidation or other business combination of the Company with another corporation or entity and the new Board is comprised of majority directors chosen or elected by the members of the new/combined entity who were not members of the Company before such cash tender offer, exchange offer, sale of assets, merger, consolidation or other business combination of the Company with another corporation or entity.

8.   No Assignment. This Agreement is personal to each of the Parties.  Except as provided below, no Party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other Party hereto; provided, however, that the Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company.

9.   Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (1) on the date of delivery if delivered by hand, (2) on the date of transmission, if delivered by confirmed facsimile, (3) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (4) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Richard M. Jordan
3 Barlow Court
Amawalk, New York  10501

If to the Company:

NXT Nutritional Holdings, Inc.
Attn.: Francis McCarthy
56 Jackson Street
Holyoke, MA 01040
Tel.: (413) 533-9300

With a copy (which does not constitute a notice) to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey, 07726
Attention: Kristina Trauger, Esq.
Tel.:732-409-1212
Fax: (732) 577-1188

or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10.   Protection of the Company’s Business.

(a)   Confidentiality. The Executive acknowledges that during the course of his employment by the Company (prior to and during the Employment Term) he has and will occupy a position of trust and confidence. The Executive shall hold in a fiduciary capacity for the benefit of the Company and shall not disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company, except (i) as in good faith deemed necessary by the Executive to perform his duties hereunder, (ii) to enforce any rights or defend any claims hereunder or under any other agreement to which the Executive is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto, (iii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information, provided that the Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment, (iv) as to such Confidential

Information that shall have become public or known in the Company's industry other than by the Executive's unauthorized disclosure, or (v) to the Executive's spouse, attorney and/or his personal tax and financial advisors as reasonably necessary or appropriate to advance the Executive's tax, financial and other personal planning (each an "Exempt Person"), provided, however, any disclosure or use of Confidential Information by an Exempt Person shall be deemed to be a breach of this Section 10 by the Executive. The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by the Company and that was learned by the Executive in the course of his employment by the Company, including, but not limited to, any proprietary knowledge, trade secrets, data and databases, formulae, sales, financial, marketing, training and technical information, client, customer, supplier and vendor lists, competitive strategies, computer programs and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information.

(b)   Non-Competition.  During the Employment Term and for the one-year period following the termination of the Executive's employment for any reason (the "Restricted Period"), the Executive shall not, directly or indirectly, without the prior written consent of the Company, provide employment (including self-employment), directorship, consultative or other services to any business, individual, partner, firm, corporation, or other entity that competes with any business conducted by the Company or any of its subsidiaries or affiliates on the date of the Executive's termination of employment or within one year of the Executive's termination of employment in the geographic locations where the Company and its subsidiaries or affiliates engage or propose to engage in such business (the "Business"). Nothing herein shall prevent the Executive from having a passive ownership interest of not more than 2% of the outstanding securities of any entity engaged in the Business whose securities are traded on a national securities exchange.

(c)   Non-Solicitation of Employees. The Executive recognizes that he possesses and will possess confidential information about other employees of the Company and its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company and its subsidiaries and affiliates. The Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company and its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company. The Executive agrees that, during the Restricted Period, he will not, directly or indirectly, (i) solicit or recruit any employee of the Company or any of its subsidiaries or affiliates (a "Current Employee") or any person who was an employee of the Company or any of its subsidiaries or affiliates during the twelve (12) month period immediately prior to the date the Executive's employment terminates (a "Former Employee") for the purpose of being employed by him or any other entity, or (ii) hire any Current Employee or Former Employee.

(d)   Non-Solicitation of Customers.  The Executive agrees that, during the Restricted Period, he will not, directly or indirectly, solicit or attempt to solicit (i) any party who is a customer or client of the Company or its subsidiaries, who was a customer or client of the Company or its subsidiaries at any time during the twelve (12) month period immediately prior to the date the Executive's employment terminates or who is a prospective customer or client that has been identified and targeted by the Company or its subsidiaries for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Company or its subsidiaries, or (ii) any supplier or vendor to the Company or any subsidiary to terminate, reduce or alter negatively its relationship with the Company or any subsidiary or in any manner interfere with any agreement or contract between the Company or any subsidiary and such supplier or vendor.

(e)   Property.  The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company or its subsidiaries are the sole property of the Company and its subsidiaries ("Company Property").  During the Employment Term, and at all times thereafter, the Executive shall not remove, or cause to be removed, from the premises of the Company or its subsidiaries, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Company or its subsidiaries, except in furtherance of his duties under this Agreement. When the Executive's employment with the Company terminates, or upon request of the Company at any time, the Executive shall promptly deliver to the Company all copies of Company Property in his possession or control.

(f)   Non-Disparagement.  Executive shall not, and shall not induce others to, disparage the Company or its subsidiaries or affiliates or their past and present officers, directors, employees or products. "Disparage" shall mean making comments or statements to the press, the Company's or its subsidiaries' or affiliates' employees or any individual or entity with whom the Company or its subsidiaries or affiliates has a business relationship which would adversely affect in any manner (1) the business of the Company or its subsidiaries or affiliates (including any products or business plans or prospects), or (2) the business reputation of the Company or its subsidiaries or affiliates, or any of their products, or their past or present officers, directors or employees.

(g)   Cooperation. Subject to the Executive's other reasonable business commitments, following the Employment Term, the Executive shall be available to cooperate with the Company and its outside counsel and provide information with regard to any past, present, or future legal matters which relate to or arise out of the business the Executive conducted on behalf of the Company and its subsidiaries and affiliates, and, upon presentation of appropriate documentation, the Company shall compensate the Executive for any out-of-pocket expenses reasonably incurred by the Executive in connection therewith.

(h)   Equitable Relief and Other Remedies.  The Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of this Section 10 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened or attempted breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. In addition, without limiting the Company's remedies for any breach of any restriction on the Executive set forth in this Section 10, except as required by law, the Executive shall not be entitled to any payments set forth in Section 6 hereof if the Executive has breached the covenants applicable to the Executive contained in this Section 10, the Executive will immediately return to the Company any such payments previously received under Section 6 upon such a breach, and, in the event of such breach, the Company will have no obligation to pay any of the amounts that remain payable by the Company under Section 6.

(i)   Reformation.  If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 10 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.  The Executive acknowledges that the restrictive covenants contained in this Section 10 are a condition of this Agreement and are reasonable and valid in temporal scope and in all other respects.

(j)   Liability. Notwithstanding the provisions in this Section 10, the Executive shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the negligence or willful or intentional misconduct of the Executive or any person or entity acting for or on behalf of the Executive.

(k)   Survival of Provisions. The obligations contained in this Section 10 shall survive in accordance with their terms the termination or expiration of the Executive's employment with the Company and shall be fully enforceable thereafter.

11.   Indemnification. The Executive shall be indemnified to the extent permitted by the Company's organizational documents and to the extent allowed by law.  The Company shall continue to carry Director’s and Officer’s Liability Insurance in accordance with that which has been approved by the Company’s Board in such amounts and at limits no less than the current policy limits and amounts now in effect.

12.   Section Headings and Interpretation. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. Expressions of inclusion used in this agreement are to be understood as being without limitation.

13.   Severability. The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

14.   Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

15.   Governing Law and Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Massachusetts without regard to its conflicts of law principles. The Parties agree irrevocably to submit to the exclusive jurisdiction of the courts located in the state of Massachusetts, for the purposes of any suit, action or other proceeding brought by any Party arising out of any breach of any of the provisions of this Agreement and hereby waive, and agree not to assert by way of motion, as a defense or otherwise, in any such suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the provisions of this Agreement may not be enforced in or by such courts.

16.   Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which is not expressly set forth in this Agreement.

17.   Waiver and Amendment. No provision of this Agreement may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No waiver by either Party at any time of any breach by the other Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

18.   Withholding. The Company may withhold from any and all amounts payable under this Agreement such federal, state, local and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

19.   Authority and Non-Contravention. The Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which could prevent him from entering into this Agreement or performing all of his obligations hereunder.

20.   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

NXT NUTRITIONAL HOLDINGS, INC.

_____________________ _________________
By:  Francis McCarthy
Title: Chief Executive Officer

EXECUTIVE

_______________________________________
By:  Richard M. Jordan

Exhibit A
(List of Companies)